EXHIBIT 3.1

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The First State

          I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “SOTHEBY’S DELAWARE, INC. ”, FILED IN THIS OFFICE ON THE THIRTIETH DAY OF MARCH, A.D. 2006, AT 1:30 O’CLOCK P.M.

          A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

	Harriet Smith Windsor, Secretary of State
4134614 8100	AUTHENTICATION:	4634591

060302541	DATE:	03-30-06

State of Delaware Secretary of State Division of Corporations Delivered 01:55 PM 03/30/2006 FILED 01:30 PM 03/30/2006 SRV 060302541 - 4134614 FILE

CERTIFICATE OF INCORPORATION
OF
SOTHEBY’S DELAWARE, INC.

I, the undersigned, for the purposes of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, do execute this Certificate of Incorporation and do hereby certify as follows:

FIRST.	The name of the corporation (which is hereinafter referred to as the “Corporation”) is Sotheby’s Delaware, Inc.

SECOND.

The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, New Castle County, Delaware, 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD.	The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH.	(a)

The total number of shares of stock that the Corporation shall have authority to issue is 250,000,000, of which 200,000,000 shares, par value $0.01 per share, shall be designated as Common Stock (“Common Stock”), and 50,000,000 shares, par value $0.01 per share, shall be designated as Preferred Stock (“Preferred Stock”).

(b)

The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article Fourth, to provide from time to time for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

The authority of the Board to fix the designation, powers, preferences and rights of the shares of each series and the qualifications, limitations or restrictions thereof shall include, but not be limited to, determination of the following:

		(1)	the number of shares constituting that series and the distinctive designation of that series;

(2)

the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

		(3)	whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(4)

whether that series shall have conversion or exchange privileges, and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board of Directors shall determine;

(5)

whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

		(6)	whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(7)

the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

		(8)	any other relative rights, preferences and limitations of that series.

	(c)	Each holder of Common Stock shall have one vote for each share thereof held.

FIFTH.	The name and mailing address of the incorporator is Eric S. Shube, Allen & Overy LLP, 1221 Avenue of the Americas, New York, NY, 10020.

SIXTH.

In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized to make, alter and repeal the By-Laws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any By-Law whether adopted by them or otherwise.

SEVENTH.	Unless and except to the extent that the By-Laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

EIGHTH.

A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the laws of the State of Delaware as currently in effect or as the same may hereafter be amended. Any amendment, modification or repeal of this Article Eighth shall be prospective only and shall not adversely affect any right or protection of a director of the Corporation that exists at the time of such amendment, modification or repeal.

NINTH.

The Corporation shall indemnify and hold harmless, including the advancement of expenses, to the fullest extent permitted by applicable law as it currently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans maintained or sponsored by the Corporation (a “Covered Person”) (including the heirs, executors, administrators and estate of such Covered Person), against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article Ninth with respect to the Indemnification and advancement of expenses of directors and officers of the Corporation. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person that provide for indemnification greater than or different from that provided in this Article Ninth. No amendment or repeal of this Article Ninth shall adversely affect any right or protection existing hereunder or pursuant hereto immediately prior to such amendment or repeal. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article Ninth or under the applicable provisions of law.

TENTH.

No action required to be taken or that may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the power of stockholders to consent in writing without a meeting to the taking of any action is specifically denied.

ELEVENTH.

Subject to the rights of holders of shares of any class or series of Preferred Stock in respect of meetings of the holders of such shares, special meetings of stockholders for any purpose or purposes may be called at any time by the Chairman of the Board, if any, the President, the Board of Directors, or a committee of the Board of Directors that has been duly designated by the Board of Directors and whose powers and authority, as expressly provided in a resolution of the Board of Directors, include the power to call such meetings, but such special meetings may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of such special meeting.

IN WITNESS WHEREOF, I have signed this Certificate of Incorporation this 30th day of March, 2006.

Eric S. Shube
Incorporator

The First State

          I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

          “SOTHEBY’S HOLDINGS, INC.”, A MICHIGAN CORPORATION,

          WITH AND INTO “SOTHEBY’S DELAWARE, INC.” UNDER THE NAME OF “SOTHEBY’S”, A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE THIRTIETH DAY OF JUNE, A.D. 2006, AT 10:55 O’CLOCK A.M.

          A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

	Harriet Smith Windsor, Secretary of State
4134614 8100M	AUTHENTICATION:	4870474

060630472	DATE:	06-30-06

CERTIFICATE OF MERGER

OF

SOTHEBY’S HOLDINGS, INC.

WITH AND INTO

SOTHEBY’S DELAWARE, INC.

The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY THAT:

FIRST: The name and state of incorporation of each of the constituent corporations in the merger (the Constituent Corporations) are as follows:

Name	State of Incorporation

Sotheby’s Holdings, Inc.	Michigan

Sotheby’s Delaware, Inc.	Delaware

SECOND: An Agreement and Plan of Merger dated as of March 31, 2006 (the Merger Agreement), among Sotheby’s Delaware, Inc., a Delaware corporation, and Sotheby’s Holdings, Inc., a Michigan corporation, has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with the requirements of Section 252 of the General Corporation Law of the State of Delaware.

THIRD: Sotheby’s Delaware, Inc. shall be the surviving corporation of the merger (the Surviving Corporation).

FOURTH: At the effective time of the merger, the Certificate of Incorporation of Sotheby’s Delaware, Inc. as in effect immediately prior to the effective time of the merger shall be amended so that Article First reads in its entirety as follows: “The name of the Corporation is Sotheby’s.” As so amended, such Certificate of Incorporation shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

FIFTH: This Certificate of Merger shall become effective upon its filing with the Secretary of State of the State of Delaware.

SIXTH: The executed Merger Agreement is on file at an office of the Surviving Corporation located at 1334 York Avenue, New York, NY 10021.

SEVENTH: A copy of the Merger Agreement will be furnished by the Surviving Corporation, upon request and without cost, to any stockholder of either Constituent Corporation.

EIGHTH: The authorized capital stock of Sotheby’s Holdings, Inc. is 125,000,000 shares of Class A Limited Voting Common Stock, 75,000,000 shares of Class B Common Stock and 50,000,000 shares of preferred stock.

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IN WITNESS WHEREOF, this Certificate of Merger has been executed on this 30th day of June, 2006.

SOTHEBY’S DELAWARE, INC.

/s/ William F. Ruprecht

By: William F. Ruprecht
Its: President and Chief Executive Officer

ATTEST:

/s/ Donaldson C. Pillsbury

Name: Donaldson C. Pillsbury

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Officer’s Certificate

Reference is made to the Agreement and Plan of Merger (the “Merger Agreement”) dated March 31, 2006 between Sotheby’s Holdings Inc., a Michigan corporation and Sotheby’s Delaware, Inc., a Delaware corporation (the “Corporation”), pursuant to which the Corporation will continue as the successor corporation and change its name to Sotheby’s (the “Merger”).

In order for the Corporation to change its name to Sotheby’s, the undersigned, William F. Ruprecht, President of the Corporation hereby certifies pursuant to Section 102(a)(1)(i) of the General Corporation Law of the State of Delaware that immediately after the effective time of the Merger, the Corporation’s total assets, as defined in subsection (i) of Section 503 of the DGCL, will be not less than $10,000,000.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate on behalf of the Corporation this 30th day of June, 2006.

By:	/s/ William F. Ruprecht

Name: William F. Ruprecht
Title: President